UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

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AOXING PHARMACEUTICAL COMPANY, INC.
(Exact name of registrant as specified in its charter)

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Florida	0-24185	65-0636168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

444 Washington Blvd., Suite 3338, Jersey City, New Jersey 07310
(Address of Principal Executive Office) (Zip Code)

(646) 367 1747
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers

Board of Directors

On December 19, 2014 the Registrant's Board of Directors appointed Hui Shao to serve as a member of the Board of Directors, effective on January 1, 2015. Information about Hui Shao follows.

Hui ("David") Shao has been appointed to the board in order that the Registrant can obtain the benefit of Dr. Shao's 16 years of experience in the financing of pharmaceutical companies and his intimate knowledge of the Registrant's business. Most recently, Dr. Shao has been employed, since 2010, as Chief Financial Officer of Yisheng Biopharma, which manufactures vaccines in China. From 2007 to 2010 Dr. Shao was employed as the Chief Financial Officer of the Registrant, Aoxing Pharmaceuticals. From 2003 to 2007, Dr. Shao was employed as Senior Analyst by U.S. investment companies:  Mehta Partners from 2003 to 2005 and Kamunting Street Asset Management from 2005 to 2007. Prior to joining Mehta Partners, Dr. Shao was employed as Principal Scientist by Roche Pharmaceuticals. Dr. Shao was awarded a Masters Degree in Business Administration by New York University in 2003, a Doctor of Philosophy Degree in Bioorganic Chemistry by the University of California - San Diego in 1996, and a Bachelor of Science Degree with a concentration in Polymer Chemistry by the University of Science and Technology of China in 1990. From 2008 to 2011 Dr. Shao was a member of the Board of Directors of Tongli Pharmaceuticals (USA), Inc. (OTC Pink:  TGLP). Dr. Shao is 46 years old.

On December 19, 2014 the Board of Directors approved a resolution that each independent member of the Board will receive, in compensation for service on the Board, a cash fee of 60,000 Renminbi (approx. $9,700) per annum and 20,000 shares of the Registrant's common stock for each year of service.

Effective on December 31, 2014 Zhimin Li has submitted his resignation from the Board of Directors.

Chief Financial Officer

On December 19, 2014 the Registrant's Board of Directors appointed Wilfred Chow to serve as the Registrant's Chief Financial Officer and Corporate Secretary, effective on January 1, 2015.  Guoan Zhang, who had been serving as Interim CFO, will remain with the Registrant as Senior Vice President for Finance. Information about Wilfred Chow follows.

Wilfred Chow was employed from 2012 to 2014 as Managing Director of Okeanos Capital Investment, an investment banking firm where Mr. Chow concentrated on media and pharmaceutical clients. From 2010 to 2012, Mr. Chow was employed as Chief Financial Officer of Tiger Media (NYSE MKT:  IDI). From 2006 to 2010 Mr. Chow was employed as Senior Vice President for Finance by American Oriental Bioengineering, a pharmaceutical company that was listed on the NYSE at that time. From 2005 to 2006 Mr. Chow was employed as a Senior Manager by PriceWaterhouseCoopers. Mr. Chow was awarded a Masters Degree in Business Administration by the University of Leicester in 1997 and a BSS Degree in Economics by the University of Hong Kong in 1990.  Mr. Chow is 48 years old.

The Registrant has entered into a three year employment agreement with Mr. Chow.  The agreement calls for an annual salary of $250,000.  The agreement also provides for a grant of 300,000 shares of common stock, vesting one-third per year during the term of the agreement, and a grant of options to purchase 300,000 shares at grant date market price vesting one-third per year during the term of the agreement.

Item 9.01                      Financial Statements and Exhibits

Exhibits

10-a	Aoxing Pharmaceutical Company CFO Employment Agreement dated December 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Aoxing Pharmaceutical Company, Inc.

Date: December 29, 2014	By:	/s/ Zhenjiang Yue Zhenjiang Yue, Chief Executive Officer